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                                                                     EXHIBIT 4.6




                              NOTICE AND WAIVER OF
                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


         This NOTICE AND WAIVER OF REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of the 4th day of September, 1998, by and among MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation ("Marcum"), METRETEK, INCORPORATED, a Florida corporation ("Metretek"), AMERICAN METER COMPANY, a Delaware corporation ("American Meter"), and AMERICAN METER SOFTWARE CORPORATION (formerly known as EAGLE RESEARCH CORPORATION), a West Virginia corporation ("Eagle").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to a certain Asset Purchase Agreement, dated as of March 21, 1998 (the "Purchase Agreement"), pursuant to which, among other things, Eagle has certain registration rights with respect to the common stock, par value $.01 per share, of Marcum (the "Common Stock") it acquired or has a right to acquire in connection with the Purchase Agreement; and

         WHEREAS, Marcum is proposing to issue Common Stock purchase warrants (the "Warrants") as a dividend to its stockholders, including Eagle, and to register with the Securities and Exchange Commission (the "SEC") the issuance of its Common Stock upon the exercise of the Warrants; and

         WHEREAS, the parties hereto wish to provide for certain arrangements and understandings with respect to the registration, sale, and limitation on sale by Eagle, of Warrants to be distributed by Marcum to Eagle;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


         1. Notice and Waiver of Notice of Registration. American Meter and Eagle hereby acknowledge and agree that (a) this Agreement constitutes notice by Marcum and Metretek that Marcum has filed a Registration Statement on Form S-3 (Registration No. 333-60925), as the same may be amended from time to time (the "Registration Statement"), with the SEC in connection with a proposed dividend and distribution of the Warrants (the "Warrant Distribution") to holders of Common Stock of Marcum and the issuance of shares of Common Stock upon the exercise of the Warrants and an offer to Eagle of the opportunity to register its shares of Common Stock, and (b) such notice and offer are fully sufficient to comply in all respects with the notice and registration offer obligations of Marcum and Metretek under the Purchase Agreement. American Meter and Eagle further waive any obligation of Marcum and


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Metretek to provide notice of the proposed registration or to offer Eagle the opportunity to register its shares of Common Stock in connection with the Warrant Distribution.


         2. Waiver of Registration Rights. Except as set forth in Section 3 hereof, American Meter and Eagle hereby waive all registration rights held by them with respect to the Warrant Distribution and further waive all of Marcum's obligations under the Purchase Agreement to include any shares of Common Stock held by Eagle in the Registration Statement.


         3. Registration of Eagle Warrants. Subject to the lock-up agreement set forth in Section 4 hereof, Marcum agrees to include all the Warrants issuable to Eagle in the Warrant Distribution with respect to the 439,561 shares of Common Stock issued to Eagle in connection with the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), and the up to 180,766 shares of Common Stock issuable to Eagle upon Eagle's conversion of that certain $1,200,000 Convertible, Subordinated Promissory Note, dated May 4, 1998, made payable to Eagle by Marcum and Metretek in connection with the Closing.


         4. Lock-Up Agreement. American Meter and Eagle shall not, directly or indirectly, for a period commencing on the date of the Warrant Distribution and ending on the date the Warrants expire or are earlier redeemed, offer, sell or contract to sell, grant any option to purchase, or otherwise dispose of (or announce any of the foregoing) any Warrants, whether pursuant to the Registration Statement, Rule 144 or otherwise, without Marcum's prior written consent (which consent may be withheld for any or no reason), except as follows:


                  (a) Eagle may offer and sell an aggregate number of Warrants equal to two percent (2%) of all outstanding Warrants during any three-month period, provided that (i) the number of outstanding Warrants shall be computed as of the first day of such three-month period; and (ii) Eagle's right to offer and sell up to 2% of all outstanding Warrants during a three-month period shall not be cumulative, and in the event Eagle does not offer and sell the maximum number of Warrants permitted to be sold during any three-month period it shall not be entitled to sell any unsold portion in any subsequent three-month period.


                  (b) Eagle may offer and sell all Warrants it acquires in the Warrant Distribution in the event Marcum gives written notice that it intends to redeem the Warrants and the redemption date is fixed or of a date within sixty days (60), commencing upon the date such notice is given (or, if later, 60 days prior to such redemption).


                  (c) Eagle may transfer any number of Warrants to American Meter or any other entity of which Eagle or American Meter is a wholly-owned subsidiary, provided that the Warrants shall continue to be subject to all the restrictions set forth in this Agreement and provided further that it shall be a condition of such transfer and that the transferee entity agree in a writing signed by such transferee entity and delivered to Marcum to be bound by the terms, conditions, limitations and restrictions set forth in this Agreement.


                  (d) Eagle may not make any offer or sale of the Warrants, unless (i) such offer and sale is in compliance with all applicable laws, rules and regulations (including, but not limited to, federal and state securities laws rules and regulations), and (ii) such offer or sale


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does not adversely affect or require any amendment or supplement of the
Registration Statement or the Prospectus which is contained in the Registration Statement.


         5. Stop-Transfer Instructions. American Meter and Eagle agree and consent to the placement of a restrictive legend on the certificates representing the Warrants to be issued to Eagle, and the entry of stock transfer instructions with the transfer or warrant agent for Marcum, prohibiting any transfer of Warrants in contravention of the lock-up arrangements set forth in
Section 4 hereof. This lock-up agreement is irrevocable by American Meter and Eagle.


         6. No Marcum Obligation. As provided in Section 10.6(a)(iii) of the Purchase Agreement, neither the giving of a notice of registration by Marcum nor the request for inclusion of Warrants in such registration by Eagle shall, in any way, obligate Marcum to file any registration statement at any time or within any specific time period after receipt of Eagle's written request and, notwithstanding the filing of any registration statement, Marcum may, at any time before the effective date thereof, elect to delay or terminate the entire registration process for any reason or no reason and without the consent of Eagle.


         7. Amendment. This Agreement may not be supplemented, amended or modified in any manner in whole or in part except by a writing signed by all parties to this Agreement that specifically states that it amends this Agreement.


         8. Waiver. The obligations of any party hereto may be waived only with the written consent of the party giving the waiver. Any waiver by any party with respect to any provision of this Agreement shall not operate or be construed to be a waiver of any other provision or the waiver of the same provision on any other occasion. The failure of a party to insist upon restricted adherence to any provision of this Agreement on one or more occasion shall not be considered a continuing waiver or deprive the party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.


         9. Severability. If any provision of this Agreement is invalid, illegal, or unenforceable in any situation, the balance of this Agreement shall remain in effect, and such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of that provision in any other situation, or the legality, enforceability or validity of any other provision of this Agreement.


         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.


         11. Specific Performance. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement are unique, that remedies at law for any breach or threatened breach of this Agreement would be inadequate for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby specifically waived. Accordingly, in the event of any actual or threatened breach to any of the terms of this Agreement, the non-breaching party shall have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all of the rights and remedies, at law or in equity, and all other such rights and remedies are cumulative.


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         12. Counterparts. This Agreement may be executed in one or more counterparts, including counterparts executed by less than all parties hereto, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.


         13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive law of the State of Delaware.


         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Notice of Registration Rights and Lock-Up Agreement to be executed and delivered by the duly authorized officers as of the date first above written.

                                   AMERICAN METER SOFTWARE CORPORATION

                                   By: /s/ Harry I. Skilton
                                      ---------------------------------------
                                   Its: Vice President
                                       --------------------------------------


                                   AMERICAN METER COMPANY

                                   By: /s/ Harry I. Skilton
                                      ---------------------------------------
                                   Its: President and Chief Executive Officer
                                       --------------------------------------


                                   MARCUM NATURAL GAS SERVICES, INC.

                                   By: /s/ W. Phillip Marcum
                                      ----------------------------------
                                        W. Phillip Marcum, President


                                   METRETEK, INCORPORATED

                                   By: /s/ W. Phillip Marcum
                                      ---------------------------------------
                                      W. Phillip Marcum, Chief Executive
                                            Officer




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